Exhibit 2.2

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

AGENTIQ SPORTS 1 SERIES LLC
(a Delaware Series Limited Liability Company)

i

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

AGENTIQ SPORTS 1 SERIES LLC
(a Delaware Series Limited Liability Company)

This Limited Liability Company Operating Agreement (this “Agreement”) of Agentiq Sports 1 Series LLC, a Delaware series limited liability company (the “Company”), is entered into as of November 3, 2025, by and between Agentiq Sports, Inc., a Delaware corporation, as the Manager, and each Person who hereafter becomes a Member associated with a Series by acquiring Units of such Series and executing or adopting a Form of Adherence. The parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Abort Costs” means all fees, costs and expenses incurred in connection with any Series Asset proposals pursued by the Company, the Manager or a Series that do not proceed to completion.

“Additional Economic Member” means a Person admitted as an Economic Member and associated with a Series in accordance with Article III because of an issuance of Units of such Series to such Person by the Company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning assigned to such term in the preamble.

“Alternative Trading System” or “ATS” means an alternative trading system within the meaning of Regulation ATS under the Exchange Act or any successor rule, regulation or requirement, in each case as approved by the Manager for the trading of Units of any Series.

“Allocation Policy” means the allocation policy of the Company adopted by the Manager in accordance with Section 5.1.

“Brand Advisory Agreement” means an agreement entered into between a Series and a Client, pursuant to which the Client agrees to pay to the Series a contractually specified portion of the Client’s Brand Income (as defined in such agreement), in exchange for an upfront payment and brand advisory and enhancement services; for the avoidance of doubt, the scope of income included or excluded shall be as set forth in the applicable Brand Advisory Agreement.

“Broker” means any Person who has been appointed by the Company (and as the Manager may select in its reasonable discretion) and specified in any Series Designation to provide execution and other services relating to an Initial Offering to the Company, or its successors from time to time, or any other broker in connection with any Initial Offering.

“Brokerage Fee” means the fee payable to the Broker for the purchase by any Person of Units in an Initial Offering equal to an amount agreed between the Manager and the Broker from time to time and specified in any Series Designation.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in New York, New York are authorized or required to close.

“Capital Contribution” means with respect to any Member, the amount of cash and the fair market value of any other property contributed or deemed contributed to the capital of a Series by or on behalf of such Member, reduced by the amount of any liability assumed by such Series relating to such property and any liability to which such property is subject.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware, dated November 3, 2025.

“Client” means any athlete or other talent who is a party to a Brand Advisory Agreement with a Series of the Company.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Company” means Agentiq Sports 1 Series LLC, a Delaware series limited liability company, and any successors thereto.

“Conflict of Interest” means any matter that the Manager believes may involve a conflict of interest that is not otherwise addressed by the Allocation Policy.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq.

“Economic Member” means together, the Investor Members, Additional Economic Members (including any Person who receives Units in connection with any goods or services provided to a Series) and their successors and assigns admitted as Additional Economic Members and Substitute Economic Members, in each case who is admitted as a Member of such Series but shall exclude the Manager in its capacity as Manager. For the avoidance of doubt, the Manager or any of its Affiliates shall be an Economic Member to the extent it purchases Units in a Series.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses and Liabilities” has the meaning assigned to such term in Section 5.4(a).

“Form of Adherence” means, in respect of an Initial Offering or Subsequent Offering, a subscription agreement or other agreement substantially in the form appended to the Offering Document pursuant to which an Investor Member or Additional Economic Member agrees to adhere to the terms of this Agreement or, in respect of a Transfer, a form of adherence or instrument of Transfer, each in a form satisfactory to the Manager from time to time, pursuant to which a Substitute Economic Member agrees to adhere to the terms of this Agreement. Each Form of Adherence shall include the adhering Person’s express consent to be bound by this Agreement, the mandatory arbitration provisions, the class action waiver, electronic communications and notices, applicable tax elections and tax reporting procedures, confidentiality obligations, Transfer restrictions, and the power of attorney granted under Section 2.6.

“Free Cash Flow” has the meaning assigned to such term in Section 7.1.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau, or instrumentality, domestic or foreign and any subdivision thereof.

“Indemnified Person” means (a) any Person who is or was an Officer of the Company or associated with a Series, (b) any Person who is or was a Manager, together with its officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents or independent contractors, (c) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, fiduciary or trustee of another Person; provided, that, except to the extent otherwise set forth in a written agreement between such Person and the Company or a Series, a Person shall not be an Indemnified Person by reason of providing, on a fee for services basis, trustee, fiduciary, administrative or custodial services, and (d) any Person the Manager designates as an Indemnified Person for purposes of this Agreement.

“Individual Aggregate 12-Month Investment Limit” means, with respect to any individual holder who is not an “accredited investor” as defined under the Securities Act, in any trailing twelve-month period, 10% of the greater of such holder’s annual income or net worth or, with respect to any entity, 10% of the greater of such holder’s annual revenue or net assets at fiscal year-end.

“Initial Offering” means the first offering or private placement and issuance of any Units of a Series.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Members” mean those Persons who acquire Units in an Initial Offering or Subsequent Offering and their successors and assigns admitted as Additional Economic Members.

“Liquidator” means the Manager, or one or more Persons selected by the Manager, to perform the functions described in Section 11.2 as liquidating trustee of the Company or a Series, as applicable, within the meaning of the Delaware Act.

“Maintenance Fee” means an fee payable by each Series to the Manager as specified in the Series Designation for ongoing management and administration of the Series and the related Brand Advisory Agreement, which fee shall be paid in such intervals as specified in the Series Designation.

“Manager” means, as the context requires, the Manager of the Company or the Manager of a Series. The Manager of the Company is appointed pursuant to Section 3.1(h). The manager of each Series shall be the Manager or a third-party, as set forth in the applicable Series Designation.

“Member” means each member of the Company associated with a Series, including, unless the context otherwise requires, the Manager, each Economic Member (as the context requires), each Substitute Economic Member and each Additional Economic Member.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act.

“Negotiation Fee” means a fee that each Series must pay to the Manager for negotiating and executing each Brand Advisory Agreement, consisting of (i) a percentage of the total capital advanced to a professional athlete under any such agreement, and (ii) reimbursement for the reasonable out-of-pocket expenses incurred by the Series in connection with negotiating any such agreement.

“Offering Document” means, with respect to any Series or the Units of any Series, the prospectus, offering memorandum, offering circular, offering statement, offering circular supplement, private placement memorandum or other offering documents related to an Initial Offering of such Units, in the form approved by the Manager and, to the extent required by applicable law, approved or qualified, as applicable, by any applicable Governmental Entity, including without limitation the SEC.

“Offering Expenses” means in respect of each Series, the following fees, costs and expenses allocable to such Series or such Series pro rata share (as determined by the Allocation Policy, if applicable) of any such fees, costs and expenses allocable to the Company incurred in connection with executing the Offering, consisting of the Issuance Fee, underwriting, legal, accounting, escrow, blue sky filings required in order for such Series to be made available to Economic Members in certain states (unless borne by the Manager, as determined in its sole discretion) and compliance costs related to a specific offering.

“Officers” means any president, vice president, secretary, treasurer or other officer of the Company or any Series as the Manager may designate (which shall, in each case, constitute managers within the meaning of the Delaware Act).

“Operating Expense Reimbursement Obligation(s)” has the meaning ascribed in Section 6.3(c).

“Operating Expenses” means in respect of each Series, the following fees, costs, and expenses allocable to such Series or such Series pro rata share (as determined by the Allocation Policy, if applicable) of any such fees, costs, and expenses allocable to the Company: (a) the Maintenance Fee owed to the Manager; (b) any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series of Units, including any blue sky filings required in order for a Series of Unit to be made available to investors in certain states and any annual audit of the accounts of such Series of Units (if applicable) and any reports to be filed with the SEC including periodic reports on Forms 1-K, 1-SA and 1-U; (c) any and all insurance premiums or expenses, including directors and officer’s insurance of the directors and officers of the Manager in connection with the Series Asset; (d) any withholding or transfer taxes imposed on the Company or a Series or any of the Members because of its or their earnings, investments, or withdrawals; (e) any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; (f) any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, or a Series in connection with the affairs of the Company or a Series; (g) the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series; (h) any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series; (i) the cost of the audit of the Company’s annual financial statements and the preparation of its tax returns and circulation of reports to Economic Members; (j) the cost of any audit of a Series annual financial statements, the fees, costs, and expenses incurred in connection with making of any tax filings on behalf of a Series and circulation of reports to Economic Members; (k) any indemnification payments to be made pursuant to Section 5.4; (l) the fees and expenses of the Company’s or a Series counsel in connection with advice directly relating to the Company’s or a Series’ legal affairs; (m) the costs of any other outside, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and (n) any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

“Outstanding” means all Units that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity, or other entity.

“ATS Transfer” means a Transfer permitted pursuant to Section 4.2(i).

“Platform” means the online investment platform and marketplace operated by the Manager (through its website at www.agentiqsports.com and any associated mobile applications), or any successor thereto, or any other platform through which offerings of Series Units are conducted and through which Investor Members may purchase Units and where Economic Members may access information and updates regarding their investments.

“Preferred Unit Designation” has the meaning ascribed in Section 3.3(f).

“Record Date” means the date established by the Manager for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members associated with any Series or entitled to exercise rights in respect of any lawful action of Members associated with any Series or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder or holder” means the Person in whose name such Units are registered on the books of the Company as of the opening of business on a particular Business Day, as determined by the Manager in accordance with this Agreement.

“Revenue Share Trust” has the meaning set forth in the applicable Brand Advisory Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” has the meaning assigned to such term in Section 3.3(a).

“Series Assets” means, at any particular time, a Brand Advisory Agreement executed between the Series and a Client.

“Series Designation” has the meaning assigned to such term in Section 3.3(a).

“Subsequent Offering” means any further issuance of Units in any Series, excluding any Initial Offering or Transfer.

“Substitute Economic Member” means a Person who is admitted as an Economic Member of the Company and associated with a Series pursuant to Section 4.1(b) because of a Transfer of Units to such Person.

“Super Majority Vote” means, the affirmative vote of the holders of Outstanding Units of all Series representing at least eighty percent (80%) of the total votes that may be cast by all such Outstanding Units, voting together as a single class.

“Transfer” means, with respect to an Unit, a transaction by which the Record Holder of an Unit assigns such Unit to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange, ATS Transfer, or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation, or mortgage.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.

“Unit” means a unit of membership interest in a Series of the Company.

1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to paragraphs, Articles and Sections refer to paragraphs, Articles and Sections of this Agreement; (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation; (d) the words herein, hereof and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (e) or has the inclusive meaning represented by the phrase and/or; (f) unless the context otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto; (g) references to any Person shall include all predecessors of such Person, as well as all permitted successors, assigns, executors, heirs, legal representatives and administrators of such Person; (h) any reference in this Agreement to a specific number of Units shall be deemed to refer to such number as appropriately and proportionately adjusted to reflect any Unit split, Unit combination, Unit distribution, recapitalization, or similar event affecting the number of Outstanding Units; and (i) any reference to any statute or regulation includes any implementing legislation and any rules made under that legislation, statute or statutory provision, whenever before, on, or after the date of the Agreement, as well as any amendments, restatements or modifications thereof, as well as all statutory and regulatory provisions consolidating or replacing the statute or regulation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II.
ORGANIZATION

2.1 Formation. The Company was formed upon the filing of its Certificate of Formation with the Secretary of State of the State of Delaware on November 3, 2025. The Company was organized as a series limited liability company pursuant to Section 18-215 of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company and each Series shall be governed by the Delaware Act.

2.2 Name. The name of the Company is Agentiq Sports 1 Series LLC. The business of the Company and any Series may be conducted under any other name or names, as determined by the Manager. The Manager may change the name of the Company at any time and from time to time and shall notify the Economic Members of such change in the next regular communication to the Economic Members or by press release or the filing of a report with the SEC disclosing such change.

2.3 Registered Office and Agent; Principal Office and Other Offices. Unless and until changed by the Manager in its sole discretion, the registered office of the Company in the State of Delaware shall be as set forth in the Certificate of Formation, and the registered agent for service of process on the Company and each Series in the State of Delaware shall be as set forth in the Certificate of Formation. The principal office of the Company shall be located at 445 Bryant Street, San Francisco, California 90147, or such other place as the Manager may from time to time designate by notice to the Economic Members associated with the applicable Series or by press release or the filing of a report with the SEC disclosing the location of such principal office. The Company and each Series may maintain offices at such other place or places within or outside the State of Delaware as the Manager determines to be necessary or appropriate. The Manager may change the registered office, registered agent, or principal office of the Company or of any Series at any time and from time to time and shall notify the applicable Economic Members of such change in the next regular communication to such Economic Members or by press release or the filing of a report with the SEC.

2.4 Purpose. The purpose of the Company, and unless otherwise provided in the applicable Series Designation, each Series, shall be to promote, conduct, or engage in, directly or indirectly, any business, purpose, or activity that may lawfully be conducted by a series limited liability company organized under the Delaware Act. Such activities shall include, without limitation: (i) providing strategic brand enhancement and promotional advisory services to athletes and other talent pursuant to Brand Advisory Agreements, which may encompass brand positioning, fan engagement initiatives, sponsorship and endorsement readiness, and the development and execution of related marketing campaigns; (ii) making capital payments to Clients in accordance with the terms and conditions of Brand Advisory Agreements in exchange for contractual rights to receive payments based on a portion of the Client’s future revenue (including, without limitation, compensation tied to sports salaries and related earnings, as applicable under the relevant Brand Advisory Agreement); (iii) funding brand-enhancement initiatives; and (iv) conducting any and all activities related or incidental to the foregoing purposes, including the administration of investments and operations through the Platform or a successor, and the engagement of brokers, escrow agents, and other service providers.

2.5 Powers. The Company, each Series thereof, and, subject to the terms of this Agreement, the Manager, shall have the authority to take any and all actions and to do all things that are necessary or appropriate to further and accomplish the purposes set forth in Section 2.4.

2.6 Power of Attorney

(a) Each Economic Member hereby constitutes and appoints the Manager and, if a Liquidator shall have been selected pursuant to Section 11.2, the Liquidator, and each of their authorized officers and attorneys in fact, as the case may be, with full power of substitution, as his or her true and lawful agent and attorney in fact, with full power and authority in his or her name, place and stead, to: (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Manager, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a series limited liability company in the State of Delaware and in all other jurisdictions in which the Company or any Series may conduct business or own property; (B) all certificates, documents and other instruments that the Manager, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments that the Manager or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation or termination of the Company or a Series pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal or substitution of any Economic Member pursuant to, or in connection with other events described in, Article III or Article XI; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any Series of Unit issued pursuant to Section 3.3; (F) all certificates, documents and other instruments that the Manager or Liquidator determines to be necessary or appropriate to maintain the separate rights, assets, obligations and liabilities of each Series; (G) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company; and (H) all transfer agent agreements, Alternative Trading System participation agreements, listing agreements, trading, settlement, custody, escrow, broker, dealer, compliance, tax, regulatory, and other agreements, certificates, instruments, notices, consents, approvals, waivers or other documents that the Manager determines to be necessary or appropriate to list any Units of a Series on an Alternative Trading System approved by the Manager or to effect, facilitate, evidence, settle, record, or administer any Transfer of Units through such Alternative Trading System; and (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Manager or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by any of the Members hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when any provision of this Agreement that establishes a percentage of the Members or of the Members of any Series required to take any action, the Manager, or the Liquidator, may exercise the power of attorney made in this Section 2.6(a) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such Series, as applicable.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Economic Member and the transfer of all or any portion of such Economic Member’s Units and shall extend to such Economic Members heirs, successors, assigns and personal representatives. Each such Economic Member hereby agrees to be bound by any representation made by any officer of the Manager, or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Economic Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager, or the Liquidator, taken in good faith under such power of attorney in accordance with this Section 2.6. Each Economic Member shall execute and deliver to the Manager, or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such Officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

(c) Nothing contained in this Section 2.6 shall be construed as authorizing the Manager, or the Liquidator, to amend, change or modify this Agreement except in accordance with Article XII or as may be otherwise expressly provided for in this Agreement.

2.7 Term. The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. The existence of each Series shall commence upon the effective date of the Series Designation establishing such Series, as provided in Section 3.3. The term of the Company and each Series shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of Article XI. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

2.8 Title to Assets. All Units shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific assets of the Company or applicable Series Assets. Title to any Series Assets, whether real, personal, or mixed and whether tangible or intangible, shall be deemed to be owned by the Series to which such asset was contributed or by which such asset was acquired, and none of the Company, any Member, Officer, or other Series, individually or collectively, shall have any ownership interest in such Series Assets or any portion thereof. Without limiting the foregoing, the contractual rights of a Series under its Brand Advisory Agreement shall constitute Series Assets of that Series. Title to any or all of the Series Assets may be held in the name of the relevant Series or one or more nominees, as the Manager may determine. All Series Assets shall be recorded by the Manager as the property of the applicable Series in the books and records maintained for such Series, irrespective of the name in which record title to such Series Assets is held.

2.9 Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware, such filing being hereby confirmed, ratified, and approved in all respects. The Manager shall use reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification, and operation of a series limited liability company in the State of Delaware or any other state in which the Company or any Series may elect to do business or own property. To the extent that the Manager determines such action to be necessary or appropriate, the Manager shall, or shall direct the appropriate Officers, to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a series limited liability company under the laws of the State of Delaware or of any other state in which the Company or any Series may elect to do business or own property, and if an Officer is so directed, such Officer shall be an authorized person of the Company and, unless otherwise provided in a Series Designation, each Series within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document, or any amendment thereto to any Member.

ARTICLE III.
MEMBERS, SERIES, AND INTERESTS

3.1 Members.

(a) Subject to Section 3.1(b), a Person shall be admitted as an Economic Member and Record Holder either as a result of an Initial Offering, Subsequent Offering, a Transfer or at such other time as determined by the Manager, and upon (i) agreeing to be bound by the terms of this Agreement by completing, signing and delivering to the Manager, a completed Form of Adherence, which is then accepted by the Manager, or by satisfying such other procedures as the Manager may establish for an ATS Transfer that require substantially equivalent express consents, (ii) the prior written consent of the Manager, except with respect to an ATS Transfer made in accordance with Section 4.2(i), and (iii) otherwise complying with the applicable provisions of Article III and Article IV.

(b) The Manager may withhold its consent to the admission of any Person as an Economic Member where such consent is required for any reason, including when it determines in its reasonable discretion that such admission could: (i) result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series of Units, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act (which limitations may be waived by the Manager in its sole discretion), (ii) could adversely affect the Company or a Series or subject the Company, a Series, the Manager or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company, or subject the Company, any Series, the Manager or any of their respective Affiliates to any tax to which it would not otherwise be subject, (iii) cause the Company to be required to register as an investment company under the Investment Company Act, (iv) cause the Manager or any of its Affiliates being required to register under the Investment Advisers Act, (v) cause the assets of the Company or any Series to be treated as plan assets as defined in Section 3(42) of ERISA, or (vi) result in a loss of (A) partnership status by the Company for US federal income tax purposes or the termination of the Company for US federal income tax purposes or (B) corporation taxable as an association status for US federal income tax purposes of any Series or termination of any Series for US federal income tax purposes. A Person may become a Record Holder without the consent or approval of any of the Economic Members. A Person may not become a Member without acquiring an Unit.

(c) The name and mailing address of each Member shall be listed on the books and records of the Company and each Series maintained for such purpose by the Company and each Series. The Manager shall update the books and records of the Company and each Series from time to time as necessary to reflect accurately the information therein.

(d) Except as otherwise provided in the Delaware Act and subject to Section 3.1(e) and Section 3.3 relating to each Series, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(e) Except as otherwise provided in the Delaware Act, the debts, obligations, and liabilities of a Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations, and liabilities of such Series, and not of any other Series. In addition, the Members shall not be obligated personally for any such debt, obligation, or liability of any Series solely by reason of being a Member.

(f) Unless otherwise provided herein, and subject to Article XI, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to resign or redeem their Units from the Company; provided that when a transferee of a Units becomes a Record Holder of such Units, such transferring Member shall cease to be a Member of the Company with respect to the Units so transferred and that Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with Section 11.3

(g) Except as may be otherwise agreed between the Company or a Series, on the one hand, and a Member, on the other hand, any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company or a Series, including business interests and activities in direct competition with the Company or any Series. None of the Company, any Series or any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

(h) Agentiq Sports, Inc. was appointed as the Manager of the Company with effect from the date of the formation of the Company on November 3, 2025 and shall continue as Manager of the Company until the earlier of (i) the dissolution of the Company pursuant to Section 11.1(a), or (ii) its removal or replacement pursuant to Section 4.4 or Article X. Except as otherwise set forth in the Series Designation, the Manager of each Series shall be Agentiq Sports, Inc., or any designee thereof, until the earlier of (i) the dissolution of the Series pursuant to Section 11.1(b) or (ii) its removal or replacement pursuant to Section 4.4 or Article X.

3.2 Capital Contributions.

(a) The minimum number of Units a Member may acquire is one (1) Unit or such higher amount as the Manager may determine from time to time and as specified in each Series Designation, if any. Persons acquiring Units through an Initial Offering or Subsequent Offering shall make a Capital Contribution to the Company in an amount equal to the per Unit price determined in connection with such Initial Offering or Subsequent Offering and multiplied by the number of Units acquired by such Person in such Initial Offering or Subsequent Offering, as applicable. Persons acquiring Units in a manner other than through an Initial Offering or Subsequent Offering or pursuant to a Transfer shall make such Capital Contribution as shall be determined by the Manager in its sole discretion.

(b) Except as expressly permitted by the Manager, in its sole discretion (i) Capital Contributions to the Company or Series as applicable, by any Member shall be payable in cash, (ii) in one installments, and (iii) shall be paid prior to the date of the proposed acceptance by the Manager of a Person’s admission as a Member to a Series (or a Member’s application to acquire additional Units) (or within five business days thereafter with the Manager’s approval). No Member shall be required to make an additional capital contribution to the Company or Series but may make an additional Capital Contribution to acquire additional Units in an Offering at such Member’s sole discretion.

(c) Except to the extent expressly provided in this Agreement (including any Series Designation): (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company or any Series may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member holding any Units of a Series shall have priority over any other Member holding Units of the same Series either as to the return of Capital Contributions or as to distributions; (iii) no interest shall be paid by the Company or any Series on any Capital Contributions; and (iv) no Economic Member, in its capacity as such, shall participate in the operation or management of the business of the Company or any Series, transact any business on behalf of or in the name of the Company or any Series, or have the power to sign documents for or otherwise bind the Company or any Series by reason of being a Member.

3.3 Establishment and Operation of Series.

(a) Establishment of Series. Subject to the provisions of this Agreement, the Manager may, at any time and from time to time and in compliance with Section 3.3(c), cause the Company to establish in writing (each, a “Series Designation”) one or more series as such term is used under Section 18-215 of the Delaware Act (each a “Series”). Each Series, once established, shall constitute a separate and distinct series of the Company, with independent legal existence and operational autonomy. Each Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Units associated with any other Series, or the Members associated therewith. The terms and conditions for each Series established pursuant to this Section 3.3(a) shall be as set forth in this Agreement and the Series Designation, as applicable, for the Series. Upon approval of any Series Designation by the Manager, such Series Designation shall be attached to this Agreement as an Exhibit until such time as none of such Units of such Series remain Outstanding.

(b) Series Operation. Each of the Series shall operate as if it were a separate limited liability company, with separate bank accounts and books and records.

(c) Series Designation. The Series Designation establishing a Series may: (i) specify a name or names under which the business and affairs of such Series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Units of such Series and the Members associated therewith (to the extent such terms differ from those set forth in this Agreement) and (iii) designate or authorize the designation of specific Officers to be associated with such Series. A Series Designation (or any resolution of the Manager amending any Series Designation) shall be effective when a duly executed Series Designation is included by the Manager among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement (it being understood and agreed that, upon such effective date, the Series described in such Series Designation shall be deemed to have been established and the Units of such Series shall be deemed to have been authorized in accordance with the provisions thereof). The Series Designation establishing a Series may set forth specific provisions governing the rights of such Series against a Member associated with such Series who fails to comply with the applicable provisions of this Agreement (including, for the avoidance of doubt, the applicable provisions of such Series Designation). In the event of a conflict between the terms and conditions of this Agreement and a Series Designation, the terms and conditions of the Series Designation shall prevail.

(d) Segregation of Assets and Liabilities Associated with a Series.

(i) All consideration received by the Company for the issuance or sale of Units of a particular Series, together with all assets in which such consideration is invested or reinvested, and all income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, shall, subject to the provisions of this Agreement, be held for the benefit of the Series or the Members associated with such Series, and not for the benefit of the Members associated with any other Series, for all purposes, and shall be strictly accounted for and recorded upon the books and records of the Series separately from any assets associated with any other Series. In the event that there are any assets in relation to the Company that, in the Managers reasonable judgment, are not readily associated with a particular Series, the Manager shall allocate such assets to, between or among any one or more of the Series, in such manner and on such basis as the Manager deems fair and equitable, and in accordance with the Allocation Policy, and any asset so allocated to a particular Series shall thereupon be deemed to be an asset associated with that Series. Each allocation by the Manager pursuant to the provisions of Section 3.3(d)(i) shall be conclusive and binding upon the Members associated with each and every Series. Separate and distinct records shall be maintained for each and every Series, and the Manager shall not commingle the assets of one Series with the assets of any other Series.

(ii) All debts, liabilities, expenses, costs, charges, obligations, and reserves incurred by, contracted for or otherwise existing with respect to a particular Series shall be charged against the assets associated with that Series. In the event that there are any liabilities in relation to the Company that, in the Managers reasonable judgment, are not readily associated with a particular Series, the Manager shall allocate and charge (including indemnification obligations) such liabilities to, between or among any one or more of the Series, in such manner and on such basis as the Manager deems fair and equitable and in accordance with the Allocation Policy, and any liability so allocated and charged to a particular Series shall thereupon be deemed to be a liability associated with that Series. Each allocation by the Manager pursuant to the provisions of this Section 3.3(d)(ii) shall be conclusive and binding upon the Members associated with each and every Series. All liabilities associated with a Series shall be enforceable against the assets associated with that Series only, and not against the assets associated with the Company or any other Series, and except to the extent set forth above, no liabilities shall be enforceable against the assets associated with any Series prior to the allocation and charging of such liabilities as provided above. Any allocation of liabilities that are not readily associated with a particular Series to, between or among one or more of the Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom. The Manager has caused notice of this limitation on inter-series liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18-215(b) of the Delaware Act relating to limitations on inter-series liabilities (and the statutory effect under Section 18-207 of the Delaware Act of setting forth such notice in the Certificate of Formation) shall apply to the Company and each Series. Notwithstanding any other provision of this Agreement, no distribution on or in respect of Units in a particular Series, including, for the avoidance of doubt, any distribution made in connection with the winding up of such Series, shall be effected by the Company other than from the assets associated with that Series, nor shall any Member or former Member associated with a Series otherwise have any right or claim against the assets associated with any other Series (except to the extent that such Member or former Member has such a right or claim hereunder as a Member or former Member associated with such other Series or in a capacity other than as a Member or former Member)

(e) Ownership of Series Assets. Title to and beneficial interest in Series Assets shall be deemed to be held and owned by the relevant Series and no Member or Members of such Series, individually or collectively, shall have any title to or beneficial interest in specific Series Assets or any portion thereof. Each Member of a Series irrevocably waives any right that it may have to maintain an action for partition with respect to its interest in the Company, any Series, or any Series Assets. Any Series Assets may be held or registered in the name of the relevant Series, in the name of a nominee or as the Manager may determine; provided, however, that Series Assets shall be recorded as the assets of the relevant Series on the Company’s books and records, irrespective of the name in which legal title to such Series Assets is held. Any corporation, brokerage firm or transfer agent called upon to transfer any Series Assets to or from the name of any Series shall be entitled to rely upon instructions or assignments signed or purporting to be signed by the Manager or its agents without inquiry as to the authority of the person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of such Series.

(f) No Preferred Units. No Units shall entitle any Member to any preemptive, preferential, or similar rights unless such preemptive, preferential, or similar rights are set forth in the applicable Series Designation on or prior to the date of an Initial Offering of any Units of such Series (the designation of such preemptive, preferential, or similar rights with respect to a Series in the Series Designation, the “Preferred Unit Designation”).

3.4 Authorization to Issue Units.

(a) The Company may issue Units, and options, rights and warrants relating to Units, for any Company or Series purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services, or any other lawful consideration) or for no consideration and on such terms and conditions as the Manager shall determine, all without the approval of the Economic Members. Each Unit shall have the rights and be governed by the provisions set forth in this Agreement (including any Series Designation).

(b) Unless otherwise provided in the applicable Series Designation, the Manager is authorized to issue, in respect of each Series, an unlimited number of Units. All Units issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued Units in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Series Designation).

3.5 Voting Rights.

(a) Economic Members shall have voting rights solely with respect to the following matters and no others: (i) the removal of the Manager upon the entry of a final, non-appealable judgment as described in Article X, including, at the meeting called under Article X, the appointment of a replacement Manager by plurality or the election to liquidate and dissolve the Company and each Series as described in Article X and Section 11.1(a)(v); (ii) the election of a successor Manager upon the resignation of the Manager, as described in Section 4.4(c); (iii) the dissolution of the Company following the for-cause removal of the Manager, as described in Article X; and (iv) the approval of amendments to this Agreement that require the consent of Economic Members holding a majority of the Outstanding Units, as described in Article XII, including any amendment that decreases the percentage of Outstanding Units required to take any action hereunder, materially adversely affects the rights of Economic Members, modifies Section 11.1(a) or gives any Person the right to dissolve the Company, or modifies the term of the Company.

(b) With respect to any particular Series, Economic Members shall have such additional voting rights, if any, as are expressly set forth in the applicable Series Designation, as described in Section 3.3(c).

(c) Except as expressly provided in Section 3.5(a) and Section 3.5(b), Economic Members shall have no voting rights on any other matter, and the management and operation of the Company and each Series shall be vested exclusively in the Manager, as described in Section 5.1.

(d) Any vote required or permitted under this Section 3.5 shall be conducted by the holders of Outstanding Units in accordance with the applicable voting thresholds and procedures set forth in this Agreement, including a Super Majority Vote where expressly required.

3.6 Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of an Unit and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange, over-the-counter market, or Alternative Trading System on which such Units are listed for trading (if ever). Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Units, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Units.

3.7 Splits.

(a) Subject to Section 3.7(c) and Section 3.4, and unless otherwise provided in any Preferred Unit Designation, the Company may make a pro rata distribution of Units of a Series to all Record Holders of such Series, or may effect a subdivision or combination of Units of any Series, in each case, on an equal per Unit basis and so long as, after any such event, any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted.

(b) Whenever such a distribution, subdivision or combination of Units is declared, the Manager shall select a date as of which the distribution, subdivision or combination shall be effective. The Manager shall send notice thereof at least 20 days prior to the date of such distribution, subdivision, or combination to each Record Holder as of a date not less than 10 days prior to the date of such distribution, subdivision, or combination. The Manager also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision, or combination. The Manager shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Subject to Section 3.4 and unless otherwise provided in any Series Designation, the Company shall not issue fractional Units upon any distribution, subdivision, or combination of Units. If a distribution, subdivision, or combination of Units would otherwise result in the issuance of fractional Units, each fractional Unit shall be rounded down.

3.8 Binding Agreements. The rights of all Members and the terms of all Units are subject to the provisions of this Agreement and any applicable Series Designation.

ARTICLE IV.
REGISTRATION AND TRANSFERABILITY

4.1 Maintenance of a Register. Subject to the restrictions on Transfer and ownership limitations contained below:

(a) The Company shall keep or the Manager shall cause to be kept on behalf of the Company and each Series a register that will set forth the Record Holders of each of the Units and information regarding the Transfer of each of the Units. The Manager is hereby initially appointed as registrar and transfer agent of the Units, provided that the Manager may appoint such third-party registrar and transfer agent as it determines appropriate in its sole discretion, for the purpose of registering Units and Transfers of such Units as herein provided, including as set forth in any Series Designation.

(b) Upon acceptance by the Manager of the Transfer of any Unit, or with respect to any ATS Transfer, upon recognition of such Transfer in accordance with the procedures established by the Manager, each transferee of a Unit (i) shall be admitted to the Company as a Substitute Economic Member with respect to the Units so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement by completing a Form of Adherence to the reasonable satisfaction of the Manager in accordance with Section 4.2(g)(ii) or satisfying such other procedures as the Manager may establish for an ATS Transfer that require substantially equivalent express consents, (iii) shall become the Record Holder of the Units so transferred, (iv) grants powers of attorney to the Manager and any Liquidator of the Company and each of their authorized officers and attorneys in fact, as the case may be, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Units and the admission of any new Economic Member shall not constitute an amendment to this Agreement, and no amendment to this Agreement shall be required for the admission of new Economic Members.

(c) Nothing contained in this Agreement shall preclude the listing, trading or settlement of any transactions involving Units entered into through the facilities of any National Securities Exchange, over-the-counter market, or Alternative Trading System on which such Units are listed for trading, if any, in each case as approved by the Manager and subject to applicable law, Section 4.2(i), Section 4.3 and any conditions established by the Manager.

4.2 Ownership Limitations.

(a) Except with respect to any ATS Transfer, no Transfer of any Economic Members Unit, whether voluntary or involuntary, shall be valid or effective, and no transferee shall become a substituted Economic Member, unless the written consent of the Manager has been obtained, which consent may be withheld in its sole and absolute discretion as further described in this Section 4.2. In the event of any Transfer other than a ATS Transfer, all of the conditions of the remainder of this Section 4.2 must also be satisfied. Notwithstanding the foregoing but subject to Section 3.6, assignment of the economic benefits of ownership of Units may be made without the Managers consent, provided that the assignee is not an ineligible or unsuitable investor under applicable law

(b) Except with respect to any ATS Transfer, no Transfer of any Economic Member’s Units, whether voluntary or involuntary, shall be valid or effective unless the Manager determines, after consultation with legal counsel acting for the Company that such Transfer will not, unless waived by the Manager:

(i) cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of ERISA;

(ii) adversely affect the Company or such Series, or subject the Company, the Series, the Manager, or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company or subject the Company, any Series, the Manager, or any of their respective Affiliates to any tax to which it would not otherwise be subject;

(iii) require registration of the Company, any Series, or any Units under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

(iv) violate or be inconsistent with any representation or warranty made by the transferring Economic Member.

(c) Except with respect to any ATS Transfer, the transferring Economic Member, or such Economic Members legal representative, shall give the Manager prior written notice before making any voluntary Transfer and notice within thirty (30) days after any involuntary Transfer (unless such notice period is otherwise waived by the Manager), and shall provide sufficient information to allow legal counsel acting for the Company to make the determination that the proposed Transfer will not result in any of the consequences referred to in Section 4.2(b) above. If a Transfer occurs by reason of the death of an Economic Member or assignee, the notice may be given by the duly authorized representative of the estate of the Economic Member or assignee. The notice must be supported by proof of legal authority and valid assignment in form and substance acceptable to the Manager.

(d) In the event any Transfer permitted by this Section 4.2 shall result in beneficial ownership by multiple Persons of any Economic Members interest in the Company, the Manager may require one or more trustees or nominees to be designated to represent a portion of or the entire interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising the rights which the transferor as an Economic Member had pursuant to the provisions of this Agreement.

(e) A transferee shall be entitled to any future distributions attributable to the Units transferred to such transferee and to transfer such Units in accordance with the terms of this Agreement; provided, however, that such transferee shall not be entitled to the other rights of an Economic Member because of such Transfer until he or she becomes a Substitute Economic Member.

(f) The Company and each Series shall incur no liability for distributions made in good faith to the transferring Economic Member until, with respect to any Transfer other than a ATS Transfer, a written instrument of Transfer has been received by the Company and recorded on its books and the effective date of Transfer has passed, and, with respect to any ATS Transfer, such Transfer has been recognized in accordance with the procedures established by the Manager.

(g) Any other provision of this Agreement to the contrary notwithstanding, any Substitute Economic Member shall be bound by the provisions hereof. Prior to recognizing any Transfer other than a ATS Transfer in accordance with this Section 4.2, the Manager may require, in its sole discretion:

(i) the transferring Economic Member and each transferee to execute one or more deeds or other instruments of Transfer in a form satisfactory to the Manager;

(ii) each transferee to acknowledge its assumption (in whole or, if the Transfer is in respect of part only, in the proportionate part) of the obligations of the transferring Economic Member by executing a Form of Adherence (or any other equivalent instrument as determined by the Manager);

(iii) each transferee to provide all the information required by the Manager to satisfy itself as to anti-money laundering, counter-terrorist financing, and sanctions compliance matters; and

(iv) payment by the transferring Economic Member, in full, of the costs and expenses referred to in Section 4.2(h), and no Transfer other than a ATS Transfer shall be completed or recorded in the books of the Company, and no proposed Substitute Economic Member shall be admitted to the Company as an Economic Member, unless and until each of these requirements has been satisfied or, at the sole discretion of the Manager, waived.

(h) Except with respect to any ATS Transfer (unless otherwise required by the Manager), any transferring Economic Member shall bear all costs and expenses arising in connection with any proposed Transfer, whether or not the Transfer proceeds to completion, including any legal fees incurred by the Company or any broker or dealer, any costs, or expenses in connection with any opinion of counsel, and any transfer taxes and filing fees

(i) Any Transfer of Units of a Series effected through an Alternative Trading System approved by the Manager shall constitute an “ATS Transfer” and shall not be subject to the Manager consent requirements set forth in Section 4.2(a) or the notice requirements set forth in Section 4.2(c); provided, that no ATS Transfer shall be valid or recognized unless such Transfer complies with all applicable securities law requirements, investor eligibility and suitability standards, applicable holding periods and resale limitations, bad-actor disqualification requirements, anti-money laundering, counter-terrorist financing and sanctions requirements, tax withholding, reporting and classification requirements, ERISA and plan asset requirements, and any Series-specific restrictions set forth in the applicable Series Designation or Offering Document. Any waiver of a restriction described in the preceding sentence must be approved through a written controlled compliance waiver procedure established by the Manager that (A) identifies the restriction to be waived, (B) confirms, based on advice of counsel or other appropriate compliance review, that the waiver is permitted by applicable law and would not adversely affect the Company, any Series, the Manager or any Member, (C) is documented in the books and records of the Company or applicable Series, and (D) is applied in a manner consistent with the applicable Offering Document, Series Designation, transfer agent procedures and Alternative Trading System procedures. The Manager may suspend, limit or condition any Transfers through an approved Alternative Trading System if the Manager determines such action is necessary or appropriate to comply with applicable law, protect the Company or any Series, preserve the status of the Company or any Series for tax, regulatory or other purposes, enforce Series-specific restrictions, or administer the books and records of the Company or any Series.

4.3 ATS Securities Compliance; Investor Eligibility; Transfer Controls.

(a) The Manager shall establish and maintain procedures reasonably designed to ensure that no Units are issued, sold, transferred or recognized on the books and records of the Company or any Series unless such issuance, sale, Transfer or recognition complies with this Agreement, the applicable Series Designation, the applicable Offering Document, applicable securities laws, and any conditions imposed by the Manager, the Broker, the transfer agent, any applicable Alternative Trading System, or any other service provider engaged in connection with such issuance, sale or Transfer.

(b) Before any issuance of Units or recognition of any Transfer, including any ATS Transfer, the Manager shall, and shall require the Broker, the transfer agent and any applicable Alternative Trading System, as applicable to their respective functions, to take commercially reasonable steps to verify and enforce all applicable investor eligibility requirements, investor suitability standards, investment limits, including the Individual Aggregate 12-Month Investment Limit to the extent applicable, beneficial-owner limits, resale limitations, holding periods, bad-actor disqualification requirements, anti-money laundering, counter-terrorist financing and sanctions requirements, tax withholding and reporting requirements, ERISA and plan asset requirements, and any Series-specific restrictions set forth in the applicable Series Designation or Offering Document.

(c) The Manager shall cause the Company or the applicable Series to maintain, directly or through the transfer agent, Broker, Alternative Trading System or other service provider, books and records sufficient to monitor Record Holders and, to the extent reasonably available to the Company or required by applicable law or the applicable Offering Document, beneficial owners of Units for purposes of compliance with the Exchange Act, the Securities Act, the Investment Company Act, the Investment Advisers Act, ERISA, tax requirements, anti-money laundering and sanctions requirements, and any ownership or transfer limitations applicable to the relevant Series.

(d) The Manager shall use commercially reasonable efforts to cause each Offering Document, Series Designation, Form of Adherence, Alternative Trading System procedure and transfer agent procedure to include disclosure and operational terms consistent with this Agreement and shall update or supplement such disclosure and procedures when the Manager determines that an update is necessary or appropriate to reflect material changes in the Company, any Series, the Units, transfer procedures, applicable law or regulatory requirements.

(e) In the event of any conflict between this Agreement, any Series Designation, any Offering Document, any Form of Adherence, any Alternative Trading System procedure or any transfer agent procedure, the provision that imposes the more restrictive compliance, investor eligibility, investment limit, resale, transfer, disclosure, tax, ERISA, anti-money laundering, sanctions or Series-specific requirement shall control, unless the Manager determines, based on advice of counsel, that another provision must control to comply with applicable law or preserve the intended regulatory, tax or liability status of the Company or the applicable Series.

4.4 Certain Obligations of the Manager.

(a) The Manager may Transfer any or all of its Units at any time and from time to time following the closing of an Initial Offering.

(b) The Economic Members hereby authorize the Manager to assign its rights, obligations and title as Manager to an Affiliate of the Manager without the prior consent of any other Person, and, in connection with such transfer, designate such Affiliate of the Manager as a successor Manager provided, that the Manager shall notify the applicable Economic Members of such change in the next regular communication to such Economic Members or by press release or the filing of a report with the SEC disclosing such change.

(c) Except as set forth in Section 4.4(b) above, in the event of the resignation of the Manager of its rights, obligations and title as Manager, the Manager shall nominate a successor Manager and the vote of a majority of the Units held by Economic Members shall be required to elect such successor Manager. The Manager shall continue to serve as the Manager of the Company until such date as a successor Manager is elected pursuant to the terms of this Section 4.4(c).

4.5 Remedies for Breach. If the Manager shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of this Article IV, the Manager shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem Units, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event.

ARTICLE V.
MANAGEMENT AND OPERATION OF THE COMPANY AND EACH SERIES

5.1 Power and Authority of Manager. Except as explicitly set forth in this Agreement, the Manager, as appointed pursuant to Section 3.1(h) of this Agreement, shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company and each Series, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, in each case without the consent of the Economic Members, including but not limited to the following:

(a) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including entering into on behalf of a Series, an Operating Expense Reimbursement Obligation, or indebtedness that is convertible into Units, and the incurring of any other obligations;

(b) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company or any Series (including, but not limited to, the filing of periodic reports on Forms 1-K, 1-SA and 1-U with the SEC), and the making of any tax elections;

(c) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation, or exchange of any or all of the assets of the Company or any Series or the merger or other combination of the Company with or into another Person and for the avoidance of doubt, any action taken by the Manager pursuant to this sub-paragraph shall not require the consent of the Economic Members;

(d) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and the repayment of obligations of the Company, and the use of the assets of a Series (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of such Series and the repayment of obligations of such Series;

(e) the negotiation, execution and performance of any contracts, conveyances, or other instruments (including instruments that limit the liability of the Company or any Series under contractual arrangements to all or particular assets of the Company or any Series);

(f) the negotiation, execution, administration and enforcement of Brand Advisory Agreements and related collateral, payment, reporting, audit, and disclosure instruments on behalf of the applicable Series;

(g) the perfecting, maintaining, and enforcement of security interests securing a Client’s obligations under any Brand Advisory Agreement, including the authority to execute and file initial UCC financing statements, amendments, and continuations; deliver irrevocable payment instructions or payor notices; and pursue collection and enforcement remedies (including cooperating with lawful wage garnishments, court orders, or similar process) with respect to any Brand Advisory Agreement;

(h) the assignment, sale, pledge, or other transfer of a Series’ rights under any Brand Advisory Agreement, including rights to receive the Brand Amount and any related security interests, to an Affiliate, successor, financing vehicle, or acquirer, and the Manager is authorized to execute related consents, notices, and transfer instruments;

(i) the action in the manager’s own name or on behalf of the applicable Series to enforce any Brand Advisory Agreement and related rights, to recover amounts due thereunder, and to administer proceeds for the account of such Series and its Members;

(j) the election and removal of Officers of the Company or associated with any Series;

(k) the selection, retention and dismissal of employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment, retention or hiring, and the payment of fees, expenses, salaries, wages, and other compensation to such Persons;

(l) the solicitation of proxies from holders of any Series of Units issued on or after the date of this Agreement that entitles the holders thereof to vote on any matter submitted for consent or approval of Economic Members under this Agreement;

(m) the maintenance of insurance for the benefit of the Company, any Series and the Indemnified Persons and the reinvestment by the Manager in its sole discretion, of any proceeds received by such Series from an insurance claim in a replacement Series Asset which is substantially similar to that which comprised the Series Asset prior to the event giving rise to such insurance payment;

(n) the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(o) the control of any matters affecting the rights and obligations of the Company or any Series, including the bringing, prosecuting, and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation, including in respect of taxes;

(p) the indemnification of any Person against liabilities and contingencies to the maximum extent permitted by law;

(q) the giving of consent of or voting by the Company or any Series in respect of any securities that may be owned by the Company or such Series;

(r) the waiver of any condition or other matter by the Company or any Series;

(s) the listing of any Units of a Series on any National Securities Exchange, over-the-counter market, or Alternative Trading System approved by the Manager, the entering into of listing agreements, Alternative Trading System participation agreements, transfer agent agreements, broker, dealer, settlement, custody, escrow, compliance, tax, regulatory, or other ancillary agreements or documentation in connection therewith, the taking of all actions that the Manager determines to be reasonably necessary or appropriate to effect, facilitate, maintain, administer, suspend or terminate any such listing or trading arrangement, and the delisting of some or all of the Units from, or requesting that trading be suspended on, any such exchange, market, or Alternative Trading System;

(t) the issuance, sale or other disposition, and the purchase or other acquisition, of Units or options, rights or warrants relating to Units;

(u) the registration of any offer, issuance, sale or resale of Units or other securities or any Series issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Units or other securities by Members or other security holders);

(v) the execution and delivery of agreements with Affiliates of the Company or other Persons to render services to the Company or any Series;

(w) the adoption, amendment, and repeal of the Allocation Policy;

(x) the selection of auditors for the Company and any Series;

(y) the selection of any transfer agent, depositor, Alternative Trading System, broker, dealer, custodian, escrow agent or other service provider for any securities of the Company or any Series, and the entry into such agreements and provision of such other information as shall be required for such Person to perform its applicable functions; and

(z) unless otherwise provided in this Agreement or the Series Designation, the calling of a vote of the Economic Members as to any matter to be voted on by all Economic Members of the Company or if a particular Series, as applicable.

(aa) No Economic Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or any Series or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company or any Series.

5.2 Determinations by the Manager. In furtherance of the authority granted to the Manager pursuant to Section 5.1, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Manager consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and each Series and every holder of Units:

(a) the amount of Free Cash Flow of any Series for any period and the amount of assets at any time legally available for the payment of distributions on Units of any Series;

(b) the amount of paid in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);

(c) any interpretation of the terms, preferences, conversion, or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any Series;

(d) the number of Units within a Series;

(e) any matter relating to the acquisition, holding and disposition of any assets by any Series;

(f) the evaluation of any competing interests among the Series and the resolution of any conflicts of interests among the Series;

(g) each of the matters set forth in Section 5.1(a) through Section 5.1(aa); or

(h) any other matter relating to the business and affairs of the Company or any Series or required or permitted by applicable law, this Agreement or otherwise to be determined by the Manager.

5.3 Delegation. The Manager may delegate to any Person or Persons any of the powers and authority vested in it hereunder and may engage such Person or Persons to provide administrative, compliance, technological and accounting services to the Company, on such terms and conditions as it may consider appropriate.

5.4 Exculpation, Indemnification, Advances, and Insurance.

(a) Subject to other applicable provisions of this Article V, the Indemnified Persons shall not be liable to the Company or any Series for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company or any Series, this Agreement or any investment made or held by the Company or any Series, including with respect to any acts or omissions made while serving at the request of the Company or on behalf of any Series as an officer, director, member, partner, fiduciary or trustee of another Person, other than such acts or omissions that have been determined in a final, non-appealable decision of a court of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. The Indemnified Persons shall be indemnified by the Company and, to the extent Expenses and Liabilities are associated with any Series, each such Series, in each case, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) (collectively, “Expenses and Liabilities”) arising from the performance of any of their duties or obligations in connection with their service to the Company or each such Series or this Agreement, or any investment made or held by the Company, each such Series, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company or such Series under Delaware law, an Officer of the Company or associated with such Series, or an officer, director, member, partner, fiduciary or trustee of another Person, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Party that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Persons fraud, willful misconduct or gross negligence. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Series (including any indebtedness which the Company or any Series has assumed or taken subject to), and the Manager or the Officers are hereby authorized and empowered, on behalf of the Company or any Series, to enter into one or more indemnity agreements consistent with the provisions of this Section 5.4(a) in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this Section 5.4(a) that the Company and each applicable Series indemnify each Indemnified Person to the fullest extent permitted by law, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Party that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Persons fraud, willful misconduct or gross negligence.

(b) The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.6, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the maximum extent permitted by law.

(c) Any indemnification under this Section 5.4 (unless ordered by a court) shall be made by each applicable Series. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue, or matter therein, such Indemnified Person shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by such Indemnified Person in connection therewith.

(d) Any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 5.4(a). The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in Section 5.4(a). Neither a contrary determination in the specific case under Section 5.4(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5.4(d) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e) To the fullest extent permitted by law, expenses (including attorney fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding may, at the option of the Manager, be paid by each applicable Series in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by each such Series as authorized in this Section 5.4.

(f) The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement (including without limitation any Series Designation), vote of Members or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in Section 5.4(a) shall be made to the fullest extent permitted by law. The provisions of this Section 5.4(f) shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.4(a) but whom the Company or an applicable Series has the power or obligation to indemnify under the provisions of the Delaware Act.

(g) The Company and any Series may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section 5.4 against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Persons status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 5.4.

(h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.4 shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Section 5.4.

(i) The Company and any Series may, to the extent authorized from time to time by the Manager, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company or such Series.

(j) If this Section 5.4 or any portion of this Section 5.4 shall be invalidated on any ground by a court of competent jurisdiction each applicable Series shall nevertheless indemnify each Indemnified Person as to expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 5.4 that shall not have been invalidated.

(k) Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel, accountants, and other experts, and any act or omission by such Person on behalf of the Company or any Series in furtherance of the interests of the Company or such Series in good faith in reliance upon, and in accordance with, the advice of such legal counsel, accountants or other experts will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel, accountants, or other experts were selected with reasonable care by or on behalf of such Indemnified Person.

(l) An Indemnified Person shall not be denied indemnification in whole or in part under this Section 5.4 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(m) The Manager shall, in the performance of its duties, be fully protected in relying in good faith upon the records of the Company and any Series and on such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company or associated with any Series, or by any other Person as to matters the Manager reasonably believes are within such other Persons professional or expert competence.

(n) Any amendment, modification or repeal of this Section 5.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any indemnitee under this Section 5.4 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an indemnitee hereunder prior to such amendment, modification or repeal.

5.5 Duties of Officers.

(a) Except as set forth in Section 5.4 and 5.6, as otherwise expressly provided in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to the Company by the Officers shall be the same as the duties and obligations owed to a corporation organized under the DGCL by its officers, and (ii) the duties and obligations owed to the Members by the Officers shall be the same as the duties and obligations owed to the stockholders of a corporation under the DGCL by its officers.

(b) The Manager shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through the duly authorized Officers of the Company or associated with a Series, and the Manager shall not be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the Manager in good faith.

5.6 Standards of Conduct and Modification of Duties of the Manager. Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, Section 18-1101(c) of the Delaware Act, the Manager, in exercising its rights hereunder in its capacity as the Manager of the Company, may consider such interests and factors as it deems appropriate, including its own interests. The Manager shall not owe any fiduciary duty to the Company, any Series, any Economic Member, or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are hereby expressly waived to the fullest extent permitted by law; provided, that nothing in this Section shall eliminate or limit the implied contractual covenant of good faith and fair dealing owed by the Manager under applicable law. Additionally, the Manager shall also comply with its obligation under Section 18-215 of the Delaware Act to treat the assets and liabilities of each Series as separate and distinct from the assets and liabilities of the Company and of any other Series. This Section shall not in any way reduce or otherwise limit the specific obligations of the Manager expressly provided in this Agreement or in any other agreement with the Company or any Series.

5.7 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company or any Series shall be entitled to assume that the Manager and any Officer of the Company or any Series has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company or such Series and to enter into any contracts on behalf of the Company or such Series, and such Person shall be entitled to deal with the Manager or any Officer as if it were the Company’s or such Series sole party in interest, both legally and beneficially. Each Economic Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Manager or any Officer in connection with any such dealing. In no event shall any Person dealing with the Manager or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Manager or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company or any Series by the Manager or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement were in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company or any Series and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company or the applicable Series.

ARTICLE VI.
FEES AND EXPENSES

6.1 Offering Expenses Each Series shall bear the following fees, costs, and expenses incurred in connection with any Initial Offering and the execution of any Brand Advisory Agreement, except as otherwise provided below:

(a) Brokerage Fee;

(b) Offering Expenses;

(c) Negotiation Fee.

If an Offering is unsuccessful, all Abort Costs shall be borne by the Manager. The Manager may, at its discretion and in writing, assume any such expenses otherwise allocable to a Series.

6.2 Operating Expenses. Each Series shall be responsible for all Operating Expenses incurred in the ordinary course of its business, including the Maintenance Fee and all costs and expenses related to the termination and winding up of such Series in accordance with this Agreement and the applicable Series Designation.

6.3 Excess Operating Expenses; Reimbursement Obligations If a Series lacks sufficient cash reserves or revenues to meet its Operating Expenses, the Manager may, in its sole discretion:

(a) Issue additional Units in such Series in accordance with Section 3.4; and/or

(b) Pay such excess Operating Expenses and not seek reimbursement; and/or

(c) Enter into an agreement pursuant to which the Manager loans to the Series an amount equal to the remaining excess Operating Expenses (the “Operating Expense Reimbursement Obligation(s)”). The Manager, in its sole discretion, may impose a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Code)) on any Operating Expense Reimbursement Obligation. The Operating Expense Reimbursement Obligation(s) shall become repayable when cash becomes available for such purpose in accordance with Article VII.

6.4 Allocation of Expenses. Any Brokerage Fee, Offering Expenses, Issuance Fee, and Operating Expenses shall be allocated by the Manager in accordance with the Allocation Policy.

6.5 Overhead of the Manager. The Manager shall pay, and the Economic Members shall not bear, the cost of: (a) any annual administration fee to the Broker or such other amount as is agreed between the Broker and the Manager from time to time; (b) all ordinary overhead and administrative expenses of the Manager, including, without limitation, rent, utilities, insurance, office supplies, equipment, payroll taxes, travel, entertainment, salaries, and bonuses, but excluding any Operating Expenses; (c) any Abort Costs; and (d) such other amounts in respect of any Series as the Manager shall agree in writing or as explicitly set forth in any Offering Document.

6.6 Termination Fees. Each Series shall be responsible for its proportionate share of any costs and expenses related to the termination and winding up of the Company, as allocated in accordance with Article XI.

ARTICLE VII.
DISTRIBUTIONS

7.1 Free Cash Flow. The Manager shall determine, on the periodic basis set forth in each Series Designation, the Free Cash Flow, if any, available for distribution to Members of that Series. “Free Cash Flow” means, for any period: (a) The net cash generated by the Series from its operations (including revenue from its Brand Advisory Agreement), (b) Less any accrued and unpaid Operating Expenses of the Series for such period, (c) Less any Operating Expense Reimbursement Obligations, if any, (d) Less such reserves as the Manager may deem appropriate for the Series’ working capital and future expenses or liabilities.

7.2 Distributions. Subject to Section 7.3, Article XI, any Preferred Unit Designation, each applicable Series Designation, and the availability of Free Cash Flow, the Manager shall cause each Series to make distributions to its Economic Members in accordance with the applicable Series Designation. Unless otherwise provided, distributions of Free Cash Flow shall be made pro rata in accordance with Members’ respective Units.

7.3 Limitations on Distributions. No distribution shall be made if, after giving effect thereto, the Company or the applicable Series would not be able to pay its debts as they become due in the usual course of business, or if the net assets of the Series would be less than zero. The Manager may defer, adjust, or prohibit any distribution if necessary to comply with applicable law, contractual obligations, or to avoid adverse tax consequences. No distribution shall be made for the specific purpose of withdrawing any Member’s capital contribution.

7.4 Application of Amounts upon the Liquidation of a Series. Subject to Section 7.3 and Article XI and any Preferred Unit Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Manager in its sole discretion), shall be applied and distributed in accordance with the order of priority specified in Section 7.2.

7.5 Distributions in Kind. Distributions in kind of the entire or part of a Series Asset to Members are prohibited.

ARTICLE VIII.
BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1 Records and Accounting.

(a) The Manager shall keep or cause to be kept at the principal office of the Company or such other place as determined by the Manager appropriate books and records with respect to the business of the Company and each Series, including all books and records necessary to provide to the Economic Members any information required to be provided pursuant to this Agreement or applicable law. Any books and records maintained by or on behalf of the Company or any Series in the regular course of its business, including the record of the Members, books of account and records of Company or Series proceedings, may be kept in such electronic form as may be determined by the Manager; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.

(b) Each Member shall have the right, upon reasonable demand for any purpose reasonably related to the Members Unit as a member of the Company (as reasonably determined by the Manager) to such information pertaining to the Company as a whole and to each Series in which such Member has an Unit, as provided in Section 18-305 of the Delaware Act; provided, that prior to such Member having the ability to access such information, the Manager shall be permitted to require such Member to enter into a confidentiality agreement in form and substance reasonably acceptable to the Manager. For the avoidance of doubt, except as may be required pursuant to Article X, a Member shall only have access to the information (including any Series Designation) referenced with respect to any Series in which such Member has an Unit and not to any Series in which such Member does not have an Unit.

(c) Except as otherwise set forth in the applicable Series Designation, within 120 calendar days after the end of the fiscal year and 90 calendar days after the end of the semi-annual reporting date, the Manager shall use its commercially reasonable efforts to circulate to each Economic Member electronically by e-mail or made available via the Platform:

(i) a financial statement of such Series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement and a cash flow statement; and

(ii) confirmation of the number of Units in each Series Outstanding as of the end of the most recent fiscal year; provided, that notwithstanding the foregoing, if the Company or any Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions shall be deemed compliance with this Section 8.1(c) and no further or earlier financial reports shall be required to be provided to the Economic Members of the applicable Series with such reporting requirement.

8.2 Fiscal Year. Unless otherwise provided in a Series Designation, the fiscal year for tax and financial reporting purposes of each Series shall be a calendar year ending December 31 unless otherwise required by the Code. The fiscal year for financial reporting purposes of the Company shall be a calendar year ending December 31.

8.3 Revenue Share Trust Reporting. In the event a Revenue Share Trust is established or post-dissolution receipts are administered under this Agreement and a Brand Advisory Agreement, the Manager shall include in the applicable Series’ financial reporting summaries of receipts and disbursements related thereto consistent with the timing and scope of reporting provided herein and any applicable regulatory reporting obligations.

ARTICLE IX.
TAX MATTERS

The Company intends to be taxed as a partnership or a disregarded entity for federal income tax purposes and will not make any election or take any action that could cause it to be treated as an association taxable as a corporation under Subchapter C of the Code. The Company will make an election on IRS Form 8832 for each Series to be treated as an association taxable as a corporation under Subchapter C of the Code and not as a partnership under Subchapter K of the Code.

ARTICLE X.
REMOVAL OF THE MANAGER

Economic Members of the Company acting by way of a Super Majority Vote may elect to remove the Manager at any time if the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company and which has a material adverse effect on the Company. The Manager shall call a meeting of all of the Economic Members of the Company within 30 calendar days of such final non-appealable judgment of a court of competent jurisdiction, at which the Economic Members may (i) by Super Majority Vote, remove the Manager of the Company and each relevant Series in accordance with this Article X and (ii) if the Manager is so removed, by a plurality, appoint a replacement Manager or approve the liquidation, dissolution and termination of the Company and each of the Series in accordance with Article XI. If the Manager fails to call a meeting as required by this Article X, then any Economic Member shall have the ability to demand a list of all Record Holders of the Company pursuant to Section 8.1(b) and to call a meeting at which such a vote shall be taken. In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are then currently due and payable to it pursuant to this Agreement but shall forfeit its right to any future distributions. Prior to its admission as a Manager of any Series, any replacement Manager shall acquire the Units held by the departing Manager in such Series for fair market value and in cash immediately payable on the Transfer of such Units. For the avoidance of doubt, if the Manager is removed as Manager of the Company it shall also cease to be Manager of each of the Series.

ARTICLE XI.
DISSOLUTION, TERMINATION AND LIQUIDATION

11.1 Dissolution and Termination.

(a) The Company shall not be dissolved by the admission of Substitute Economic Members or Additional Economic Members or the withdrawal of a transferring Member following a Transfer associated with any Series. The Company shall dissolve, and its affairs shall be wound up, upon:

(i)	an election to dissolve the Company by the Manager;

(ii)	the sale, exchange, or other disposition of all or substantially all of the assets and properties of all Series (which shall include the obsolesce of the Series Assets) and the subsequent election to dissolve the Company by the Manager;

(iii)	the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act;

(iv)	at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act; or

(v)	a vote by the Economic Members to dissolve the Company following the for-cause removal of the Manager in accordance with Article X

(b) A Series shall not be terminated by the admission of Substitute Economic Members or Additional Economic Members or the withdrawal of a transferring Member following a Transfer associated with any Series. Unless otherwise provided in the Series Designation, a Series shall terminate, and its affairs shall be wound up, upon:

(i)	the dissolution of the Company pursuant to Section 11.1(a);

(ii)	an event set forth as an event of termination of such Series in the Series Designation establishing such Series.

(b) The dissolution of the Company or any Series pursuant to Section 18-801(a)(3) of the Delaware Act shall be strictly prohibited.

11.2 Liquidator. Upon dissolution of the Company or termination of any Series, the Manager shall act as Liquidator, unless the Manager selects one or more Persons to act as Liquidator. In the case of a dissolution of the Company, (a) the Liquidator shall be entitled to receive compensation for its services as Liquidator; (b) the Liquidator shall agree not to resign at any time without 15 days prior notice to the Manager and may be removed at any time by the Manager; and (c) upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days be appointed by the Manager. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XI, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Manager under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of a Series, other than in connection with a dissolution of the Company, the Manager shall act as Liquidator.

11.3 Liquidation of a Series. In connection with the liquidation of a Series, whether as a result of the dissolution of the Company or the termination of such Series, the Liquidator shall proceed to dispose of the assets of such Series, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18-215 and 18-804 of the Delaware Act, the terms of any Series Designation and the following:

(a) Subject to Section 11.3(c), the assets may be disposed of by public or private sale on such terms as the Liquidator may determine. The Liquidator may defer liquidation for a reasonable time if it determines that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss to the Members associated with such Series;

(b) Liabilities of each Series include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 11.2) as well as any Outstanding Operating Expense Reimbursement Obligations and any other amounts owed to Members associated with such Series otherwise than in respect of their distribution rights under Article VII. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of Free Cash Flows or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds; and

(c) Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Units of the applicable Series), all property and all Free Cash Flow in excess of that required to discharge liabilities as provided in Section 11.3(b) shall be distributed to the holders of the Units of the Series on an equal per Unit basis.

11.4 Cancellation of Certificate of Formation. In the case of a dissolution of the Company, upon the completion of the distribution of all Free Cash Flow and property in connection the termination of all Series (other than the reservation of amounts for payments in respect of the satisfaction of liabilities of the Company or any Series), the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken by the Liquidator or the Manager, as applicable.

11.5 Return of Contributions. None of any Member, the Manager or any Officer of the Company or associated with any Series or any of their respective Affiliates, officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents or independent contractors will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company or any Series to enable it to effectuate, the return of the Capital Contributions of the Economic Members associated with a Series, or any portion thereof, it being expressly understood that any such return shall be made solely from Series Assets.

11.6 Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company or Series Assets.

11.7 Revenue Share Trust. If, in accordance with any Brand Advisory Agreement, payments of the Brand Percentage are required to be made after termination to a Revenue Share Trust upon a Client’s post-termination resumption of the Principal Business, the Manager is authorized to establish such trust and to serve as trustee for the benefit of the former Members of the applicable Series. Disbursements from such trust, net of any trust operating costs and expenses, shall be made on the same terms, timing, methodology, and waterfall as provided in such Brand Advisory Agreement. The Manager shall have authority to receive payments, direct payors, keep records, and provide reporting to beneficiaries consistent with this Agreement and the applicable Brand Advisory Agreement.

ARTICLE XII.
AMENDMENT OF AGREEMENT, SERIES DESIGNATION

12.1 General. Except as provided in Section 12.2, the Manager may amend any of the terms of this Agreement or any Series Designation as it determines in its sole discretion and without the consent of any of the Economic Members. Without limiting the foregoing, the Manager, without the approval of any Economic Member, may amend any provision of this Agreement or any Series Designation, and execute, swear to, acknowledge, deliver, file, and record whatever documents may be required in connection therewith, to reflect:

(a) a change that the Manager determines to be necessary or appropriate in connection with any action taken or to be taken by the Manager pursuant to the authority granted in Article V hereof;

(b) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(c) the admission, substitution, withdrawal, or removal of Members in accordance with this Agreement, and any Series Designation;

(d) a change that the Manager determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that each Series will continue to be taxed as an entity for U.S. federal income tax purposes;

(e) a change that the Manager determines to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act);

(f) a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of the Units (including, without limitation, the division of any class or classes or series of Outstanding Units into different classes or Series to facilitate uniformity of tax consequences within such classes or Series) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange, over-the-counter market, or Alternative Trading System on which Units are or will be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Members;

(g) a change that is required to effect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or any Series Designation or is otherwise contemplated by this Agreement or any Series Designation;

(h) a change in the fiscal year or taxable year of the Company or any Series and any other changes that the Manager determines to be necessary or appropriate;

(i) an amendment that the Manager determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, any Officers or any trustees or agents of the Company from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act, or plan asset regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(j) an amendment that the Manager determines to be necessary or appropriate in connection with the establishment or creation of additional Series pursuant to Section 3.3 or the authorization, establishment, creation or issuance of any class or series of Units of any Series pursuant to Section 3.4 and the admission of Additional Economic Members;

(k) any other amendment other than an amendment expressly requiring consent of the Economic Members as set forth in Section 12.2; and

(l) any other amendments substantially similar to the foregoing.

12.2 Certain Amendment Requirements. Notwithstanding the provisions of Section 12.1, no amendment to this Agreement shall be made without the consent of the Economic Members holding of a majority of the Outstanding Units, that:

(a) decreases the percentage of Outstanding Units required to take any action hereunder;

(b) materially adversely affects the rights of any of the Economic Members (including adversely affecting the holders of any particular Series of Units as compared to holders of other series of Units);

(c) modifies Section 11.1(a) or gives any Person the right to dissolve the Company; or

(d) modifies the term of the Company.

12.3 Amendment Approval Process. If the Manager desires to amend any provision of this Agreement or any Series Designation, other than as permitted by Section 12.1, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then call a meeting of the Members entitled to vote in respect thereof for the consideration of such amendment. Amendments to this Agreement or any Series Designation may be proposed only by or with the consent of the Manager. Such meeting shall be called and held upon notice in accordance with Article XIII of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Manager shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by the affirmative vote of the holders of not less than a majority of the Units of all Series then Outstanding, voting together as a single class, unless a greater percentage is required under this Agreement or by Delaware law. The Company shall deliver to each Member prompt notice of the adoption of every amendment made to this Agreement or any Series Designation pursuant to this Article XII.

ARTICLE XIII.
MEMBER MEETINGS

13.1 Meetings. The Company shall not be required to hold an annual meeting of the Members. The Manager and only the Manager may, whenever it deems necessary, convene meetings of the Company or any Series. The non-receipt by any Member of a notice convening a meeting shall not invalidate the proceedings at that meeting.

13.2 Quorum. No business shall be transacted at any meeting unless a quorum of Members is present at the time when the meeting proceeds to business. In respect of meetings of the Company, Members holding thirty three percent (33%) of the Outstanding Units, and in respect of meetings of any Series, Members holding thirty three percent (33%) of the Outstanding Units in such Series, present in person or by proxy shall be a quorum. In the event a meeting is not quorate, the Manager may adjourn or cancel the meeting, as it determines in its sole discretion.

13.3 Chairman. Any designee of the Manager shall preside as chairman of any meeting of the Company or any Series.

13.4 Voting Rights. Subject to the provisions of any class or series of Units of any Series then Outstanding, the Members shall be entitled to vote only on those matters provided for under the terms of this Agreement.

13.5 Manager Approval. Other than as provided for in Article X, the submission of any action of the Company or a Series to Members for their consideration shall first be approved by the Manager.

13.6 Action By Members without a Meeting. Any action required or permitted to be taken by the holders of the Units may be taken without a meeting by the written consent of such holders or Members entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be.

ARTICLE XIV.
CONFIDENTIALITY

14.1 Confidentiality Obligations. All information contained in the accounts and reports prepared in accordance with Article VIII and any other information disclosed to an Economic Member under or in connection with this Agreement is confidential and non-public and each Economic Member undertakes to treat that information as confidential information and to hold that information in confidence. No Economic Member shall, and each Economic Member shall ensure that every person connected with or associated with that Economic Member shall not, disclose to any person or use to the detriment of the Company, any Series, any Economic Member or any Series Assets any confidential information which may have come to its knowledge concerning the affairs of the Company, any Series, any Economic Member, any Series Assets or any potential Series Assets, and each Economic Member shall use any such confidential information exclusively for the purposes of monitoring and evaluating its investment in the Company.

14.2 Exempted Information. The obligations set out in Section 14.1 shall not apply to any information which:

(a) is public knowledge and readily publicly accessible as of the date of such disclosure;

(b) becomes public knowledge and readily publicly accessible, other than because of a breach of this Article XIV; or

(c) has been publicly filed with the SEC.

14.3 Permitted Disclosures. The restrictions on disclosing confidential information set out in Section 14.1 shall not apply to the disclosure of confidential information by an Economic Member:

(a) to any person, with the prior written consent of the Manager (which may be given or withheld in the Managers sole discretion);

(b) if required by law, rule or regulation applicable to the Economic Member (including without limitation disclosure of the tax treatment or consequences thereof), or by any Governmental Entity having jurisdiction over the Economic Member, or if requested by any Governmental Entity having jurisdiction over the Economic Member, but in each case only if the Economic Member (unless restricted by any relevant law or Governmental Entity): (i) provides the Manager with reasonable advance notice of any such required disclosure; (ii) consults with the Manager prior to making any disclosure, including in respect of the reasons for and content of the required disclosure; and (iii) takes all reasonable steps permitted by law that are requested by the Manager to prevent the disclosure of confidential information (including (a) using reasonable endeavors to oppose and prevent the requested disclosure and (b) returning to the Manager any confidential information held by the Economic Member or any person to whom the Economic Member has disclosed that confidential information in accordance with this Section 14.3(b)); or

(c) to its trustees, officers, directors, employees, controlled Affiliates, financing sources, prospective financing sources, legal advisers, accountants, investment managers, investment advisers, other professional consultants, and customary investor representatives who would customarily have access to such information in the normal course of performing their duties, but subject to the condition that each such person is informed of the confidential nature of the information and is bound either by professional duties of confidentiality or by an obligation of confidentiality in respect of the use and dissemination of the information no less protective in all material respects than this Article XIV;

(d) to any transfer agent, Alternative Trading System, broker, dealer, custodian, escrow agent, administrator, Platform administrator, compliance provider, tax service provider, other required service provider, or any participant in an Alternative Trading System, in each case to the extent reasonably necessary to administer an Offering, Transfer, ATS Transfer, settlement, custody, investor eligibility review, investment limit review, tax reporting, regulatory compliance, anti-money laundering, sanctions, or books and records process, provided that each recipient is bound by professional duties of confidentiality, contractual confidentiality obligations, applicable law, or platform or trading-system rules restricting use and disclosure of such information; or

(e) with respect to a Client’s uncured material payment default or other material breach under a Brand Advisory Agreement, including the Client’s identity and the nature of the default, in any filings, reports, or public statements as permitted or required by such Brand Advisory Agreement and applicable law or regulation; provided that any notice and cure requirements in such Brand Advisory Agreement have been observed.

14.4 Protective Orders and Injunctive Relief. Nothing in this Agreement shall be construed as prohibiting or limiting the right of the Manager, on behalf of the Company or any Series, to seek or obtain a protective order, temporary restraining order, preliminary or permanent injunction, or any other form of equitable relief from any court of competent jurisdiction to prevent the threatened or actual disclosure, misuse, or unauthorized dissemination of confidential information (as described in Article XIV) by any Economic Member or any person acting on their behalf. The rights and remedies of the Manager under this Section are in addition to, and not in limitation of, any other rights or remedies available at law or in equity.

ARTICLE XV.
GENERAL PROVISIONS

15.1 Addresses and Notices.

(a) Any notice to be served in connection with this Agreement shall be served in writing (which, for the avoidance of doubt, shall include e-mail) and any notice or other correspondence under or in connection with this Agreement shall be delivered to the relevant party at the address given in this Agreement (or, in the case of an Economic Member, in its Form of Adherence) or to such other address as may be notified in writing for the purposes of this Agreement to the party serving the document and that appears in the books and records of the relevant Series. The Company may make transmissions by electronic means and may also publish notices or reports on a secure electronic application to which all Members have access (including without limitation the Platform or any successor thereto), and any such transmission or publication shall constitute a valid method of serving notices under this Agreement if made in accordance with this Section 15.1.

(b) Except as otherwise expressly required by this Agreement or applicable law, any notice or correspondence shall be deemed to have been served as follows:

(i) in the case of hand delivery, on the date of delivery if delivered before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following delivery;

(ii) in the case of service by U.S. registered mail, on the third Business Day after the day on which it was posted;

(iii) in the case of e-mail, on the date of transmission if transmitted before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following transmission, provided that the sender does not receive an automated bounce-back or other system-generated notice of non-delivery; a read receipt or oral confirmation shall not be required unless this Agreement expressly requires confirmation for the applicable notice;

(iv) in the case of notices published on an electronic application, on the date of publication if published before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following publication, provided that the notice is posted in a manner reasonably designed to be accessible to the intended recipients and the Company sends an e-mail or other electronic alert of such posting to the intended recipients to the extent their contact information is available in the Company’s books and records.

(c) In proving service, it shall be sufficient to prove that the notice or correspondence was properly addressed and delivered, transmitted, posted or mailed in accordance with this Section 15.1, as applicable. If an e-mail is returned as undeliverable, a Platform is unavailable for a material period, or the Manager determines that the notice is material to voting rights, amendments, dissolution, liquidation, removal or replacement of the Manager, Transfer restrictions, default remedies, or any other matter that the Manager determines to be material to Members, the Company shall use a reasonable fallback method, which may include U.S. registered mail, recognized overnight courier, hand delivery, an alternate verified e-mail address, or posting on the Platform when available.

(d) Any notice to the Company (including any Series) shall be deemed given if received by any member of the Manager at the principal office of the Company designated pursuant to Section 2.3 or by any other method or address designated by the Manager for such purpose. The Manager and the Officers may rely and shall be protected in relying on any notice or other document from an Economic Member or other Person if believed by them to be genuine.

15.2 Further Action. The parties to this Agreement shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

15.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.4 Integration. This Agreement, together with any applicable Series Designation, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

15.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company or any Series.

15.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement, or condition.

15.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto (which signature may be provided electronically) or, in the case of a Person acquiring a Unit, upon acceptance of its Form of Adherence.

15.8 Mandatory Arbitration.

(a) To the fullest extent permitted by law, any dispute, claim, or controversy, whether in contract, tort, statute, or otherwise, arising out of or relating to this Agreement or the formation, governance, management, operations, capitalization, or dissolution of the Company or any Series, or the rights, duties, or relationships among the Company, any Series, the Manager, any Member, or any of their respective Affiliates in such capacities (each, a “Dispute”), shall be resolved exclusively by binding arbitration administered by the American Arbitration Association (“AAA”) under the Federal Arbitration Act, 9 U.S.C. §§ 1–16 (the “FAA”), and pursuant to the AAA Commercial Arbitration Rules then in effect, as modified by this Section 15.8. The arbitration shall be conducted by a single neutral arbitrator, unless all parties to the Dispute (the “Dispute Parties”) agree in writing to a three-arbitrator panel. The seat and venue of the arbitration shall be Wilmington, Delaware, and hearings may be conducted by remote means at the election of the arbitrator after conferring with the Dispute Parties. The arbitrator shall apply the law specified in Section 15.11, without regard to any conflicts-of-law rule that would result in the application of the law of any other jurisdiction, except to the extent preempted by the FAA. The Dispute Parties understand and agree that, by consenting to arbitration, they waive the right to a trial by jury and to litigate Disputes in court, except as expressly provided in this Section 15.8 and in Section 15.10. Notwithstanding the foregoing, a Dispute Party may seek temporary, preliminary, or emergency injunctive relief or other provisional remedies from a court of competent jurisdiction within the geographical boundaries of Delaware in aid of arbitration or to protect confidential information or intellectual property, and the filing of such an action shall not be deemed a waiver of arbitration. Judgment on any arbitral award may be entered in any state or federal court located within the geographical boundaries of Delaware that has jurisdiction over the Dispute Parties and the subject matter. The Dispute Parties acknowledge and agree that mandatory arbitration is a forum-selection mechanism and does not waive, diminish, limit, or disclaim any substantive rights or remedies under the U.S. federal securities laws or the rules and regulations promulgated thereunder. Consistent with applicable law and Supreme Court guidance, claims arising under the U.S. federal securities laws are arbitrable, and the arbitrator shall afford the same rights and remedies, including statutory damages, rescission, injunctive relief, attorneys’ fees, and costs where authorized, as would be available in a court of competent jurisdiction. To the extent that applicable law does not permit a particular federal securities law claim or remedy to be the subject of mandatory arbitration, such claim or remedy may be brought in a court of competent jurisdiction as provided in Section 15.10 and is not subject to arbitration to that extent. Nothing in this Section 15.8 shall be construed to waive compliance with the U.S. federal securities laws. Any question relating to the formation, existence, validity, scope, interpretation, or enforceability of this agreement to arbitrate, including the arbitrability of any Dispute and the interpretation or enforceability of the class, collective, and representative action waiver and the Mass Arbitration Protocol set forth below, shall be decided by the arbitrator and not by a court, except that a court of competent jurisdiction shall decide any issue that, as a matter of nonwaivable law, must be decided by a court. The arbitrator shall have authority to award any relief available under applicable law and in equity, including monetary damages; declaratory, injunctive, or other equitable relief; and attorneys’ fees and costs where authorized by statute or contract. Arbitrations shall proceed on an individual basis only. There shall be no class, collective, private attorney general, derivative on behalf of other Members, or other representative arbitration, and claims of two or more persons or entities shall not be joined, consolidated, or heard together in a single arbitration, except with the express written consent of all affected parties or as expressly permitted under Section 15.8(b). For the avoidance of doubt, the foregoing does not restrict the arbitrator’s ability to grant public injunctive relief where such relief is nonwaivable under applicable law and is sought for the benefit of a party to the arbitration. If a Dispute is filed that is substantively related to the management or operations of a particular Series, the arbitration shall be limited to that Series, the Company as necessary, the Manager, and the Members or other parties whose rights or obligations are directly implicated by that Dispute. No award against a Series shall bind or be enforceable against the assets of any other Series unless such other Series is a Dispute Party and is specifically found liable by the arbitrator.

(b) In the event of twenty-five (25) or more substantially similar arbitration demands asserting related claims against the Company, any Series, or the Manager, and brought by or with the assistance or coordination of the same or overlapping counsel, law firms, or litigation funding entities, and filed within any rolling one hundred eighty (180) day period (a “Mass Arbitration Event”), the following Mass Arbitration Protocol shall apply in lieu of any contrary AAA rule. First, the AAA’s Mass Arbitration Supplementary Rules shall apply to the extent not inconsistent with this Section 15.8, and a Process Arbitrator may be appointed to administer threshold and procedural issues. Second, the Mass Arbitration Event shall be organized into tranches of no more than fifty (50) individual cases per tranche, with an initial bellwether tranche of up to ten (10) cases to proceed to merits hearings. The selection of cases in each tranche shall be made by the AAA using a random, neutral selection method after soliciting input from the Dispute Parties; if the AAA declines to do so, the Process Arbitrator shall conduct the selection. All non-tranche cases shall be stayed, and no filing, case management, or arbitrator fees for stayed cases shall be due or payable until those cases are placed into an active tranche. Third, upon issuance of final awards in the bellwether tranche, the Dispute Parties shall participate in good-faith, non-binding global mediation with a mutually agreed mediator or, failing agreement, a mediator appointed by the AAA. If settlement is not reached within sixty (60) days after the last bellwether award, additional tranches of up to fifty (50) cases each shall proceed sequentially, with periodic good-faith mediations after each tranche unless the Dispute Parties jointly agree otherwise or the Process Arbitrator determines that further mediation would be futile. Fourth, all applicable statutes of limitation and repose for stayed cases shall be tolled from the date of the demand’s filing with the AAA until the stay is lifted for that case, and any contractual limitation period in this Agreement is likewise tolled during the stay. Fifth, the arbitrator or Process Arbitrator shall have authority to modify tranche size, sequencing, or other procedural aspects for efficiency and fairness, provided that no party shall be required to pay AAA or arbitrator fees for more than the number of cases actively proceeding in a then-current tranche. In any Mass Arbitration Event, each individual case shall be assigned to a single arbitrator unless all Dispute Parties agree to a panel. The arbitrator shall decide the case-specific merits and remedies without being bound by outcomes in other cases, except to the extent issue preclusion or claim preclusion would apply under applicable law as between the same parties. The arbitrator may, for efficiency, adopt procedures for coordinated discovery or motion practice across cases within a tranche, provided that each claimant preserves the right to present their individual evidence and arguments and to obtain the individualized relief to which the claimant is entitled under applicable law. The allocation and timing of administrative and arbitrator fees in a Mass Arbitration Event shall follow the AAA’s applicable fee schedules as modified herein, such that fees are due only for cases in an active tranche. The arbitrator may award costs, fees, and sanctions consistent with applicable law and the AAA rules for non-compliant or frivolous demands or defenses, including where a party or its counsel fails to comply with the Process Arbitrator’s case-management orders or engages in bad-faith tactics designed to manufacture or exploit a Mass Arbitration Event. Nothing in this Section 15.8 shall require any Member to pay more in arbitration fees or costs than the Member would be required to pay to file the same claim in a court of competent jurisdiction, where such a limitation is required by applicable law. The arbitrator shall preserve the confidentiality of the proceedings to the fullest extent permitted by law. Except as required by law or to enforce an award, neither the arbitrator nor any Dispute Party shall disclose the existence, content, or results of any arbitration under this Section 15.8, including orders and awards, without the prior written consent of all Dispute Parties. The arbitrator may issue protective orders to safeguard confidential information, trade secrets, personal data, and sensitive business information. Notwithstanding anything to the contrary, if the waiver of class, collective, private attorney general, derivative on behalf of other Members, or other representative arbitration in this Section 15.8 is found unenforceable with respect to a particular claim or remedy, then, unless prohibited by non-waivable law, the unenforceable portion shall be severed and that specific claim or remedy shall proceed in a court of competent jurisdiction as provided in Section 15.10, while the remainder of the Dispute proceeds in arbitration on an individual basis. If any other provision of this Section 15.8 is found unenforceable as applied to a particular claim or remedy, the remaining provisions, and the application of such provision to any other claim or remedy, shall remain in full force and effect. This Section 15.8 shall survive any termination of this Agreement and shall bind and inure to the benefit of the Company, each Series, the Manager, the Members, and their respective successors and permitted assigns.

15.9 Class Action Waiver. To the fullest extent permitted by law, the Company, each Series, the Manager, and each Member agree that any Dispute shall be adjudicated or arbitrated, as the case may be, only on an individual basis. No Dispute Party shall have the right to have any Dispute heard or decided as a class, collective, private attorney general, or other representative proceeding, or in any proceeding in which a party acts or proposes to act in a representative capacity, including on behalf of other Members or other persons who are not parties to the proceeding. Unless all Dispute Parties otherwise agree in a signed writing, no arbitration, litigation, or other proceeding shall be consolidated with, coordinated with, or joined to any other arbitration, litigation, or proceeding, and the arbitrator or court shall not have authority to order any such consolidation, coordination, or joinder. For the avoidance of doubt, the foregoing does not prohibit administrative case-management or batching measures expressly authorized by the Mass Arbitration Protocol in Section 15.8(b), which shall not be deemed consolidation, coordination, joinder, or a representative proceeding for any purpose, and under which each case remains an individual matter. The arbitrator or court shall have no authority to conduct any class, collective, private attorney general, derivative on behalf of other Members, or other representative proceeding, or to award relief on a classwide, collective, or representative basis, or to enter an order that purports to bind or grant relief to any person or entity that is not a party to the arbitration or litigation. Nothing in this Section 15.9 shall be construed to preclude a Dispute Party from seeking public injunctive or other nonwaivable relief to the extent such relief is required by nonwaivable applicable law; any such relief shall be sought and adjudicated on an individual basis in the forum required by applicable law. If a Dispute concerns the management or operations of a particular Series, any adjudication or arbitration shall be limited to that Series, the Company as necessary, the Manager, and the Members or other parties whose rights or obligations are directly implicated by that Dispute, and no award against a Series shall bind or be enforceable against the assets of any other Series unless such other Series is a party and is specifically found liable. To the extent a derivative claim on behalf of the Company or a particular Series is nonwaivable under applicable law, such claim may be brought only in accordance with the governing statute and this Agreement and only on behalf of the Company or the specific Series whose rights are at issue, and not on behalf of any Member or any other Series. The Dispute Parties acknowledge and agree that this Section 15.9 is intended to be separate and independent from Section 15.8 and shall apply in any forum described in Section 15.10. If any court or arbitrator determines that Section 15.8, or any part of Section 15.8, is unenforceable or inapplicable to a particular Dispute, the provisions of this Section 15.9 shall nevertheless govern the conduct of any resulting litigation or other proceeding to the fullest extent permitted by law, such that the Dispute proceeds only on an individual basis and not as a class, collective, private attorney general, or other representative proceeding. The Dispute Parties further acknowledge that agreements requiring individual proceedings and waiving class, collective, or representative procedures, including outside the arbitration context, have been enforced as contractual provisions subject to applicable law, and that such agreements address procedural mechanisms and do not waive, diminish, limit, or disclaim any substantive rights or remedies under the U.S. federal securities laws or the rules and regulations promulgated thereunder. If the waiver of class, collective, private attorney general, derivative on behalf of other Members, or other representative proceedings in this Section 15.9 is held unenforceable with respect to any claim or remedy for which classwide, collective, or representative relief is sought, then such specific claim or remedy shall proceed exclusively in a court of competent jurisdiction in accordance with Section 15.10, and the arbitration provisions of Section 15.8 shall be inapplicable to that claim or remedy; all remaining claims and remedies shall proceed on an individual basis in arbitration or court, as applicable. To promote efficiency and avoid inconsistent rulings, the arbitrator or court may stay any parallel individual arbitration or litigation of overlapping issues pending resolution of the court proceeding required by this paragraph, to the extent permitted by law. The Dispute Parties expressly agree that this fallback allocation of forum is a material term of this Agreement and would have been agreed even absent the arbitration provisions of Section 15.8. Nothing in this Section 15.9 is intended to waive compliance with any provision of the U.S. federal securities laws or the rules and regulations promulgated thereunder. Consistent with applicable law and the Supreme Court’s guidance that a mandatory arbitration provision is not a waiver of federal securities law rights, the individual-proceeding requirement and class and representative action waiver in this Section 15.9 operate solely as procedural limitations on the manner in which Disputes are brought and resolved, and not as a waiver of any substantive right or remedy available under applicable law. If any provision of this Section 15.9 is found to be unenforceable as applied to a particular claim or remedy, the remaining provisions, and the application of such provision to any other claim or remedy, shall remain in full force and effect. This Section 15.9 shall survive any termination of this Agreement and shall bind and inure to the benefit of the Company, each Series, the Manager, the Members, and their respective successors and permitted assigns.

15.10 Exclusive Forum. Except as otherwise required by the arbitration and class action waiver provisions set forth above, and subject to applicable federal securities laws, any legal action or proceeding arising under this Agreement, any Series Designation, any Form of Adherence, or any subscription agreement or other agreement relating to Units of the Company or any Series that is not subject to mandatory arbitration pursuant to Section 15.8, and any court proceedings related to or in support of arbitration, shall be brought exclusively in the federal or state courts located in the State of Delaware, unless the Manager provides written consent to the selection of an alternative forum. Unless the Manager consents in writing to the selection of an alternative forum, to the maximum extent permitted by the Delaware Act, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act to the extent that mandatory arbitration pursuant to Section 15.8 is determined by a court of law not to apply to such complaint, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. The provisions of this Section 15.10 are not intended to relieve the Company of its duty to comply with any federal securities laws and regulations, and shall not be construed as a waiver by any Member of compliance with such laws. Each Member acknowledges that the exclusive forum and venue provisions set forth in this Section 15.10, together with the arbitration and class action waiver provisions set forth in Section 15.8 and Section 15.9, may limit such Member's ability to bring a claim in a judicial venue or procedural posture that such Member finds favorable. Any Person purchasing or otherwise acquiring any Unit or other interest in any security of the Company or any Series shall be deemed to have notice of and consented to the provisions of this Agreement.

15.11 Applicable Law and Jurisdiction.

(a) This Agreement and the rights of the parties shall be governed by and construed in accordance with the laws of the State of Delaware. Non-contractual obligations (if any) arising out of or in connection with this agreement (including its formation) shall also be governed by the laws of the State of Delaware. The rights and liabilities of the Members in the Company and each Series and as between them shall be determined pursuant to the Delaware Act and this Agreement. To the extent the rights or obligations of any Member are different by reason of any provision of this Agreement than they would otherwise be under the Delaware Act in the absence of any such provision, or even if this Agreement is inconsistent with the Delaware Act, this Agreement shall control, except to the extent the Delaware Act prohibits any particular provision of the Delaware Act to be waived or modified by the Members, in which event any contrary provisions hereof shall be valid to the maximum extent permitted under the Delaware Act.

(b) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby shall be brought in Chancery Court in the State of Delaware and each Member hereby consents to the exclusive jurisdiction of the Chancery Court in the State of Delaware (and of the appropriate appellate courts therefrom) in any suit, action or proceeding, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum; provided, that if the Chancery Court in the State of Delaware shall not have jurisdiction over such matter, then such suit, action or proceeding may be brought in other federal or state courts located in the State of Delaware. Each Member hereby waives the right to commence an action, suit or proceeding seeking to enforce any provisions of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby or thereby in any court outside of the Chancery Court in the State of Delaware. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any court. Without limiting the foregoing, each party agrees that service of process on such party by written notice pursuant to Section 15.1 will be deemed effective service of process on such party

(c) EVERY PARTY TO THIS AGREEMENT AND ANY OTHER PERSON WHO BECOMES A MEMBER OR HAS RIGHTS AS AN ASSIGNEE OF ANY PORTION OF ANY MEMBER’S MEMBERSHIP INTEREST HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AS TO ANY MATTER UNDER THIS AGREEMENT, IN CONNECTION WITH SECTION 15.8, SECTION 15.9, SECTION 15.10 AND THIS SECTION 15.11, OR IN ANY OTHER WAY RELATING TO THE COMPANY OR THE RELATIONS UNDER THIS AGREEMENT OR OTHERWISE AS TO THE COMPANY AS BETWEEN OR AMONG ANY SAID PERSONS.

15.12 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

15.13 Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

[Manager Signature Page Follows]

MANAGER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Manager of Agentiq Sports 1 Series LLC, has executed this Limited Liability Company Operating Agreement as of the date first written above.

MANAGER
Agentiq Sports, Inc.

By:	/s/ Zach Kurtz
Name:	Zach Kurtz
Title:	Chief Executive Officer